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                             CMS ENERGY CORPORATION

                                  $300,000,000

                         GENERAL TERM NOTES(R), SERIES F
          DUE FROM NINE MONTHS TO TWENTY-FIVE YEARS FROM DATE OF ISSUE




                             DISTRIBUTION AGREEMENT

                                 October , 2000




J. W. KORTH & COMPANY
32841 Middlebelt Road, Suite 400
Farmington Hills, Michigan  48334

Dear Sirs:

         CMS Energy Corporation, a Michigan corporation (the "Company"), confirms its agreement with you (the "Agent," and together with such additional agents as may be named from time to time, the "Agents") with respect to the issue and sale by the Company of up to $300,000,000 aggregate principal amount of its General Term Notes(R), Series F (the "Notes"). The Notes are to be issued under an Indenture, dated as of January 15, 1994 as supplemented by a First Supplemental Indenture dated as of January 20, 1994, a Second Supplemental Indenture dated as of March 19, 1996, a Third Supplemental Indenture dated as of March 17, 1997, a Fourth Supplemental Indenture dated as of September 17, 1997, a Fifth Supplemental Indenture dated as of August 26, 1998 and a Sixth
Supplemental Indenture dated as of October   , 2000 (such Indenture, as so
supplemented, the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). The Notes will have the maturities, annual interest rates, redemption provisions, if any, and other terms specified in a pricing supplement to the Prospectus referred to below.

         Subject to the terms and conditions stated herein, the Company hereby
(i) appoints J. W. Korth & Company as the agent of the Company for the purpose of soliciting and receiving offers to purchase the Notes, (ii) reserves the right, from time to time, to appoint additional agents for the purpose of soliciting and receiving offers to purchase the Notes, provided that (a) the Company shall furnish the Agents with reasonable advance notification of the addition of any such agent, (b) such additional agent shall be acceptable to J.
W. Korth & Company and (c) each such additional agent



(R) Registered servicemark of J.W. Korth & Company shall be required to become a party to this agreement and undertake the obligations of an Agent hereunder pursuant to an Additional Agent Appointment Agreement substantially in the form of Exhibit E hereto, and (iii) agrees that, whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a supplemental agreement between the Company and
J. W. Korth & Company (the "Purchasing Agent") with the Purchasing Agent purchasing such Notes as principal; the supplemental agreement will also specify the amount of Notes being sold which have been solicited by each Agent. Each such supplemental agreement (which shall be either oral, to be confirmed in writing, or written, and in either case the written confirmation of an oral agreement or the written supplemental agreement shall be substantially in the form of Exhibit B hereto and may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company) is herein referred to as a "Terms Agreement." Any such Terms Agreement may be signed on behalf of the Company by such persons as are authorized from time to time by the Board of Directors of the Company to bind the Company in this regard. Under no circumstances will any Agent be obligated to purchase, or the Company be obligated to sell, any Notes, unless a Terms Agreement has been entered into between the Company and the Purchasing Agent with respect to such Notes.

         1. Solicitations by the Agents of Offers To Purchase; Purchases by the Purchasing Agent of Notes as Principal.


         Following the Commencement Date (defined below), the Company shall notify the Agents from time to time as to the commencement of a period during which the Notes may be offered and sold by the Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agents will use their respective reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus as then amended and supplemented and as contemplated by the Note Administrative Procedures attached hereto as Exhibit A ("the Procedures").

         The Agents are authorized to solicit orders for the Notes only in denominations of $1,000 or any amount in excess thereof which is a multiple of $1,000 and, unless otherwise agreed to by the Company and set forth in a Pricing Supplement, at a purchase price equal to 100% of their principal amount. In soliciting offers to purchase the Notes hereunder, the Agents are acting solely as agents for the Company, and not as principals. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer or indication of interest received by it to purchase Notes. Each Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company shall have the right to accept offers to purchase the Notes and may reject any such offer in whole or in part. The obligations of the Agents under this Agreement shall be several and not joint.

         Each acceptance by the Company of an offer to purchase Notes shall be in accordance with the terms of this Agreement and a Terms Agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Purchasing Agent as principal. The commitment of the Purchasing Agent to purchase Notes pursuant to any Terms Agreement (and any contemporaneous purchase of Notes by an Agent from the Purchasing Agent) shall be deemed to


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have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, specify the principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, the date and time of delivery of payment for such Notes (the "Settlement Date"), whether the Notes provide for a survivor's option or for optional redemption by the Company and on what terms and conditions, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of the opinions of counsel, the certificates from the Company, and the letter from Arthur Andersen LLP, pursuant to Section 6(B)(b). The Agents may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

         The Company agrees to pay to the Purchasing Agent, as consideration for soliciting the sale of the Notes pursuant to a Terms Agreement, a commission in the form of a discount equal to a percentage not greater than 4%, which percentage shall be set forth in the applicable Terms Agreement, of the principal amount of each Note sold by the Company; the Purchasing Agent and the other Agents will share such commission in such proportion as they may agree.

         Delivery of the certificates for Notes pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchasing Agent as specified in the Terms Agreement, not later than the Settlement Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form specified in the Terms Agreement.

         The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures. The Procedures may be amended only by written agreement of the Company and the Agents.

                  (a) The documents required to be delivered by Section 6 of this Agreement shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agents, Four Times Square, New York, New York 10036-6522, on such date as may be agreed to by the Company and the Agents (the "Commencement Date").

         2. Other Activities of Agents. The Company acknowledges that nothing in this Agreement shall prohibit any Agent from (i) acting as broker for the sale of Notes by customers other than the Company, (ii) soliciting the sale of Notes through such Agent as broker for a seller, soliciting the sale of Notes to such Agent as principal and soliciting offers to buy Notes, (iii) purchasing Notes in the secondary market, and (iv) offering and selling as principal for its own account Notes which such Agent has purchased.

         3. Representations and Warranties. The Company represents and warrants to, and agrees with, the Agents as of the date hereof, as of the Commencement Date and as of the times referred to in Section 4(g) hereof (the Commencement Date and each such time hereinafter sometimes referred to as a "Representation Date"), that:


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         (a) A registration statement (File No. 333- ) in respect of
$300,000,000 aggregate principal amount of debt securities of the Company, including the Notes, has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Agents, including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form, and no other document with respect to such registration statement or other document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), being hereinafter called a "Preliminary Prospectus"); such registration statement, as amended at the time it became effective, including all exhibits thereto and the documents incorporated by reference therein at the time such registration statement became effective, being hereinafter called the "Registration Statement"; the prospectus, including any prospectus supplement relating to the Notes, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes and the manner of distribution thereof (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including the applicable Pricing Supplement) in relation to the Notes sold pursuant to this Agreement, in the form in which it is filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a)(ii) hereof, including any documents incorporated by reference therein as of the date of such filing or transmission);

         (b) The documents incorporated by reference in the Prospectus, when they were filed with the Commission (or, if an amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they were filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement


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thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use in the Prospectus as amended or supplemented;

         (c) The Registration Statement and the Prospectus conform, and any amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder, and the Registration Statement, as of its effective date, and the Prospectus, as of its filing date, do not, and any amendments or supplements to the Registration Statement or the Prospectus will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use in the Registration Statement or the Prospectus as amended or supplemented or any such statements in or omissions from that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act;

         (d) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has not been any material adverse change in the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented;

         (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and corporate authority to own or lease its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, in which the failure to so qualify and be in good standing would materially and adversely affect the business, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole;

         (f) The filing of the Registration Statement with respect to the Notes has, and the issuance and sale of the Notes pursuant to this Agreement and any Terms Agreement have, been duly authorized by the Company, and, when Notes are authenticated and issued pursuant to the Indenture and delivered against payment of the consideration as specified in this Agreement and any applicable Terms Agreement, such Notes will have been duly executed, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company, enforceable in accordance


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with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and will be entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and is duly qualified under the Trust Indenture Act and the Indenture constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms, and the Notes will conform, in all material respects, to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to each issuance of Notes;

         (g) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries (as defined in Rule 405 as promulgated by the Commission under the Act) is a party or by which the Company or any of its significant subsidiaries is bound, or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, that is material to the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or the By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its significant subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement or any Terms Agreement or the Indenture, except such as have been, or will have been prior to the Commencement Date, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the solicitation by any Agent of offers to purchase Notes and with purchases of Notes by such Agent as principal;

         (h) Other than as set forth or contemplated in the Prospectus, as amended or supplemented, there are no legal or governmental proceedings pending to which the Company or any of its significant subsidiaries is a party or of which any property of the Company or any of its significant subsidiaries is the subject with respect to which there is a reasonable likelihood of one or more determinations which would individually or in the aggregate have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or others;

         (i) The Company is not subject to regulation under the Investment Company Act of 1940, as amended;




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         (j) The Company will apply the net proceeds from the sale of Notes for the purpose set forth in the Prospectus under the caption "Use of Proceeds";

         (k) To the best of the Company's knowledge, Arthur Andersen LLP, who have audited certain financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

         (l) Immediately after the sale of Notes by the Company hereunder and under any Terms Agreement, the aggregate amount of Notes which shall have been issued and sold by the Company hereunder and under any Terms Agreement and of any debt securities of the Company (other than such Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement;

         (m) Other than as set forth or contemplated in the Prospectus, as amended or supplemented, the Company owns or possesses all permits, licenses and other authorizations necessary to own, lease or use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to own or possess any such permit, license or other authorization would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit, license or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might reasonably be expected to have a material adverse effect upon the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole; and

         (n) Other than as set forth in the Prospectus as amended or supplemented, no event or condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute, a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any of its significant subsidiaries or under any indenture, mortgage, loan agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its significant subsidiaries, if such default would result in such indebtedness in an aggregate principal amount exceeding $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

         4. Covenants of the Company. The Company agrees with each of the
Agents:

         (a) (i) To make no amendment or supplement to the Registration Statement or the Prospectus after the date of any Terms Agreement by the Purchasing Agent to purchase Notes as principal and prior to the related Settlement Date prior to having afforded each Agent a reasonable opportunity to review and comment on it and having reasonably considered any such comments; provided however, that, if any amendment or supplement to the Registration Statement or the Prospectus shall be transmitted for filing or filed after the date of any Terms Agreement between the Company and the Purchasing Agent for the purchase of Notes and prior to the related Settlement



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Date, the Purchasing Agent may unilaterally terminate such Terms Agreement and upon any such termination no Agent shall have any further obligation under such Terms Agreement; (ii) to prepare, with respect to any Notes to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by such Rule; (iii) to make no amendment or supplement to the Registration Statement or Prospectus, other than any Pricing Supplement, at any time prior to having afforded each Agent a reasonable opportunity to review and promptly comment on it and having reasonably considered any such comments; (iv) to file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (all such reports and proxy or information statements which are so filed and which have not been subsequently superseded shall be referred to as the "Incorporated Documents") for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, and during such period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any amendment or supplement to the Prospectus (other than any Pricing Supplement that relates to Notes not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Notes, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, promptly to use reasonable efforts to obtain its withdrawal;

         (b) Promptly from time to time to take such action as the Agents may reasonably request to qualify such Notes for offering and sale under the securities laws of such jurisdictions in the United States as the Agents may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction, take any action which would subject it to general service of process in any jurisdiction where it is not now subject or file annual reports with such jurisdictions or comply with any other requirements deemed by the Company in its reasonable judgment expressed in writing to the Purchasing Agent to be unduly burdensome; and to inform the Agents promptly of any notices it may receive from any state securities agency which limits or will limit any such qualification or exemption;

         (c) To furnish the Agents with copies of the Prospectus as amended or supplemented, in the form in which it is filed with the Commission pursuant to Rule 424(b) of the Act, in such quantities as the Agents may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of any Notes and if at such time any event shall have occurred as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a



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material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason during such period it is necessary to further amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify each Agent and request the Agents, in their capacity as agents of the Company, to suspend solicitation of offers to purchase Notes from the Company (and, if so notified, each Agent shall cease such solicitations as soon as possible, but in any event not later than one business day later); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise the Agents by telephone (with confirmation in writing) and to prepare and cause to be filed as soon as practicable with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such period an Agent continues to own Notes purchased from the Company by such Agent as principal or an Agent is otherwise required to deliver a prospectus in respect of transactions in the Notes, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

         (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of each post- effective amendment to the Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, which earning statements shall comply with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 of the Act);

         (e) So long as any Notes are outstanding, to furnish to such Agent, without charge, copies of its Annual Report on Form 10-K and other financial reports of the Company furnished or made available to the public generally, and deliver to such Agent, (i) as soon as they are available, copies of any Incorporated Documents; and (ii) such additional publicly available information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request;

         (f) That, from the date of any Terms Agreement with the Purchasing Agent and continuing to and including the related Settlement Date, the Company will not, without the prior written consent of each Agent, which consent shall not be unreasonably withheld, issue or announce the proposed issuance of, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which both mature more than 9 months after such Settlement Date and are substantially similar to the Notes and which are expected to be distributed on a retail basis in a manner comparable to that set forth in Exhibit A;

         (g) That each execution and delivery by the Company of a Terms Agreement with the Purchasing Agent shall be deemed to be an affirmation to each Agent that the representations and warranties of the Company contained in this Agreement are true and correct as of the date of such Terms Agreement, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Notes relating to such sale, as though made at and as of such date (except that such




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representations and warranties shall be deemed to relate to the Registration
Statement and the Prospectus, as amended and supplemented, relating to such Notes);

         (h) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than (A) a Current Report pursuant to Section 13 or 15(d) of the Exchange Act on Form 8-K relating exclusively to the previous issuance of Notes under the Registration Statement or (B) a Quarterly Report on Form 10-Q under the Exchange Act, unless, in the case of clause (B), the Agents shall otherwise request), and each time the Company sells Notes to the Purchasing Agent as principal and the applicable Terms Agreement specifies the delivery of an opinion or opinions by Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Agent, as a condition to the purchase of Notes pursuant to such Terms Agreement, at the request of such Agent, Skadden, Arps, Slate, Meagher & Flom LLP shall furnish to such Agent its written opinion, dated the date of such amendment, supplement, incorporation or Settlement Date relating to such sale, as the case may be, in form reasonably satisfactory to such Agent to the effect that such Agent may rely on the opinion of such counsel as to the matters referred to in Section 6(A)(c), which was last furnished to such Agent to the same extent as though it was dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel as to the matters referred to in Section 6(A)(c), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date), and reasonably in advance of the time that any such opinion is to be delivered the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to pass on such matters;

         (i) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than (A) a Current Report pursuant to Section 13 or 15(d) of the Exchange Act on Form 8-K relating exclusively to the previous issuance of Notes under the Registration Statement or (B) a Quarterly Report on Form 10-Q under the Exchange Act, unless, in the case of clause (B), the Agents shall otherwise request), and each time the Company sells Notes to the Purchasing Agent as principal and the applicable Terms Agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent the written opinion or opinions of counsel to the Company or such other counsel for the Company reasonably satisfactory to such Agent, dated the date of such amendment, supplement, incorporation or Settlement Date relating to such sale, as the case may be, in form reasonably satisfactory to such Agent to the effect that such Agent may rely on the opinion of such counsel as to the matters referred to in Exhibit C hereof, which was last furnished to such Agent to the same extent as though it was dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel as to the matters referred to in Exhibit C hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date);

         (j) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement) and each time that a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than (A) a Current Report pursuant to Section 13 or 15(d) of the Exchange Act on Form 8-K relating exclusively to the previous issuance of Notes under the Registration Statement or (B) a Quarterly Report on Form 10-Q under the Exchange Act, unless, in the case of clause (B), the Agents shall otherwise request), in either case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records, and each time the Company sells Notes to the Purchasing Agent as principal and the applicable Terms Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall cause Arthur Andersen LLP forthwith to furnish such Agent a letter, dated the date of such amendment, supplement, incorporation or Settlement Date relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, of the same tenor as the letter referred to in Exhibit D hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Exhibit D hereof which was last furnished to such Agent; and

         (k) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than a Current Report pursuant to Section 13 or 15(d) of the Exchange Act on Form 8-K relating exclusively to the previous issuance of Notes under the Registration Statement), and each time the Company sells Notes to the Purchasing Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement, amendment, incorporation or Settlement Date, as the case may be, in such form and executed by such officers of the Company as shall be reasonably satisfactory to such Agent (or, in the case of certificates delivered pursuant to Section 6(B)(b) hereof, by such other employees authorized by the Board of Directors of the Company to execute and deliver such certificates), to the effect that the statements contained in the certificate referred to in Section 6 hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6 but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date.

         5. Payment of Expenses. The Company covenants and agrees with each Agent that the Company will pay or reimburse all expenses incident to this Agreement, including the following: (i) the reasonable fees and expenses of one counsel for the Agents in connection with the preparation of a blue sky survey of qualifications and exemptions to offer and sell notes in the various states in the United States, the District of Colombia, Puerto Rico and Guam, provided that the Company shall not be obligated to reimburse the Agents for any legal fees referred to in this clause (i) in excess of $6,500;
(ii) to the extent the Company has agreed to print any of the following, the cost of printing any Terms Agreement, any Indenture, any blue sky survey and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) any filing fees in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 4(b) hereof; (iv) any fees charged by securities rating services for rating the Notes; (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. ("NASD") of the terms of the sale of the Notes; (vi) the cost of preparing the Notes; (vii) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Notes; and (viii) taxes (other than transfer taxes on sales by the Agents or Dealers) in connection with the issuance and delivery of the Notes; provided that the Company shall not be obligated to reimburse any Agent for any expenses referred to in this sentence incurred after the initial offering of Notes except as may be negotiated from time to time by the Company and the Agents. Except as provided in this Section,
Section 7 and Section 8 hereof, each Agent shall pay all other costs and expenses it incurs.

         6. Conditions to the Obligations of the Agents. (A) The obligations of each Agent to solicit offers to purchase the Notes pursuant to Section 1 hereof will, unless waived by such Agent expressly in writing, be subject to the accuracy of the representations and warranties on the part of the Company made herein as of the date hereof and as of the Commencement Date, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

         (a) (i) The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with.

         (b) The Company shall have furnished to such Agent an opinion or opinions of the counsel to the Company, dated the Commencement Date, substantially to the effect set forth in Exhibit C hereto. Any of the opinions set forth therein may be delivered by another counsel for the Company who is reasonably satisfactory to the Agents.

         (c) Such Agent shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agent, an opinion, dated the Commencement Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, as amended as of the Commencement Date, the Prospectus, as amended and supplemented as of the Commencement Date, and other related matters as such Agent may reasonably require; and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass on such matters.

         (d) The Company shall have furnished to such Agent a certificate of the Company, signed by any of the Chairman of the Board, the President or the Chief Financial Officer, dated the Commencement Date, to the effect that to the best of such person's knowledge after reasonable investigation:

                           (i) this Agreement is substantially in the form
                  presented to and approved by the Board of Directors of the Company;

                           (ii) The representations and warranties of the
                  Company in this Agreement are true and correct in all material respects on and as of the date of such certificate with the same effect as if made on the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligations of such Agent under this Agreement;

                           (iii) since the date of the most recent financial
                  statements included or incorporated by reference in the Prospectus, as amended and supplemented, there has been no material adverse change in the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole, other than those changes reflected in or contemplated by the Prospectus, as amended and supplemented as of the date of the certificate;

                           (iv) no stop order suspending the effectiveness of
                  the Registration Statement is in effect, and no proceedings for such purposes are pending before or threatened by the Commission; and

                           (v) since the date of the Prospectus, as amended and
                  supplemented, no downgrading shall have occurred in the rating accorded the Company's debt securities by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch Investors Service, L.P. ("Fitch") and none of S&P, Moody's, or Fitch has placed on "credit watch" or "credit review" with negative implications the Company's debt securities.

         (e) Arthur Andersen LLP shall have furnished to such Agent a letter or letters, dated the Commencement Date, in form and substance satisfactory to such Agent, confirming that they are independent public accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder.

         (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended and supplemented, there shall not have been (i) any downgrade or placement on "credit watch" or "credit review" as described in the certificate referred to in paragraph
(A)(d)(v) of this Section 6 or (ii) any material adverse change in the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole, the effect of which, in the reasonable judgment of such Agent after reasonable inquiry, is to impair the marketability of the Notes.

         (g) There shall not have occurred: (i)(A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange,
(B) a suspension in trading in any securities of the Company on any exchange or over-the-counter market, or (C) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities, if the effect of any such occurrence is such as to impair, in the reasonable judgment of such Agent, after reasonable inquiry, the marketability of the Notes; or (ii) the outbreak or material escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such occurrence on the financial markets of the United States is such as to impair, in the reasonable judgment of such Agent, after reasonable inquiry, the marketability of the Notes.

         (h) The Company shall have furnished to such Agent such further information, certificates and documents as such Agent may reasonably request from time to time. Any certificate signed by any officer of the Company and delivered to such Agent or its counsel and delivered explicitly pursuant to the terms of this Agreement shall be deemed a representation and a warranty by the Company to such Agent as to matters covered thereby, as if set forth herein.

         (B) The obligations of the Purchasing Agent to purchase Notes pursuant to any Terms Agreement entered into by it pursuant to Section 1 hereof will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of such Terms Agreement and as of the Settlement Date thereunder, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein and in such Terms Agreement on its part to be performed and observed and to the following additional conditions precedent (which cannot be waived by the Purchasing Agent in any respect without the consent of each other Agent):

         (a) (i) The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with.

         (b) Upon the request of any Agent, such Agent shall have received, appropriately updated and modified, (i) a certificate of the Company, dated as of the Settlement Date, to the effect set forth in Section 6(A)(d), (ii) the opinion or opinions of the counsel to the Company or such other counsel satisfactory to such Agent, dated as of the Settlement Date, to the effect set forth in Section 6(A)(b), (iii) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agent, dated as of the Settlement Date, to the effect set forth in Section 6(A)(c) and/or (iv) the letter or letters of Arthur Andersen LLP, dated as of the Settlement Date, to the effect set forth in
Section 6(A)(e).

         (c) The conditions set forth in Sections 6(A)(f) and 6(A)(g) shall have been satisfied.

         (d) Prior to the Settlement Date, the Company shall have furnished to any Agent such further information, certificates and documents as such Agent may reasonably request.

If any of the conditions specified in this Section 6(B) shall not have been fulfilled in all material respects when and as provided in this Agreement and in such Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement and in such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agent and its counsel, such Terms Agreement and all obligations of any Agent thereunder may be cancelled at, or at any time prior to, the Settlement Date by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable to provide any indemnity hereunder in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement to any of the foregoing in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use in any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing and provided further that the Company will not be liable to provide any indemnity hereunder to any Agent with respect to any loss, claim, damage or liability arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any Preliminary Prospectus which had been corrected in the Prospectus as amended or supplemented if the person asserting any such loss, claim, liability, charge or damage purchased Notes from an Agent but was not sent or given a copy of the Prospectus as so amended or supplemented at or prior to the written confirmation of the sale of such Notes to such person.

         (b) Each Agent, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any such amendment or supplement to any of the foregoing in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses. Such counsel shall be designated in writing by such Agent in the case of parties indemnified pursuant to Section 7(b) and by the Company in the case of parties indemnified pursuant to Section 7(a). Any indemnified party shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include
(x) the indemnifying party and (y) the indemnified party and, in the written opinion of counsel to such indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such indemnified party shall be reimbursed by the indemnifying party to the indemnified party. If there is a conflict as described in clause (ii) above, and the indemnified parties have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the indemnifying party and the indemnified parties, or any of them, are found to be solely liable, such indemnified parties shall repay to the indemnifying party such fees and expenses of such separate counsel as the indemnifying party shall have reimbursed. It is understood that the indemnifying party shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the indemnified parties are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such indemnified parties. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the indemnified parties of such reasonable fees and expenses of counsel promptly after payment thereof by the indemnified parties. An indemnifying party will not be liable for any settlement or any action or claim effected without its written consent (which consent will not be unreasonably withheld).

                  In furtherance of the requirement above that fees and expenses of any separate counsel for the indemnified parties shall be reasonable, each Agent and the Company agree that the indemnifying party's obligations to pay such fees and expenses shall be conditioned upon the following:

                  (1) in case separate counsel is proposed to be retained by the indemnified parties pursuant to clause (ii) of the preceding paragraph, the indemnified parties shall in good faith fully consult with the indemnifying party in advance as to the selection of such counsel; and

                  (2) reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the indemnifying party (but nothing herein shall be deemed to require the furnishing to the indemnifying party of any information, including without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

                  (3) the Company and such Agent shall cooperate in monitoring and controlling the fees and expenses of separate counsel for indemnified parties for which the indemnifying party is liable hereunder, and the indemnified party shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the indemnifying party.

         (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and an Agent on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates; if, and only if, contribution solely on the basis of relative benefits is found to be unavailable, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and such Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Agent on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Agent, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented to relate to a particular offering of Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Agents in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Notes and not joint. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

         (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         8. Termination.

         This Agreement may be terminated at any time either by the Company as to any of the Agents or by any of the Agents insofar as this Agreement relates to such Agent upon the giving of written notice of such termination to such Agent or Agents or to the Company, as the case may be; provided that Section 10 shall survive only for the term provided therein and only with respect to the parties covered thereby. In the event of termination of this Agreement (other than with respect to section 10), no terminating party or parties with respect to which this Agreement is terminated shall have any liability to the other parties hereto, except as follows: (a) as provided in the first sentence of the fourth paragraph of Section 1 and Sections 4(c), 5, 7, 9 and 11; (b) (i) if at the time of termination a Terms Agreement is in effect between the Purchasing Agent and the Company but the time of delivery to any Agent of the Note or Notes relating thereto has not occurred or (ii) if the Agent or Agents shall then own any Note or Notes purchased pursuant to a Terms Agreement, then the Company's representations and warranties stated in Section 3 and its obligations under the sixth paragraph of Section 1 and Sections 4(a), 4(b), 4(d), 4(e), 4(f), 4(i), 4(j) and 4(k), with respect to clause (i) above, shall remain in full force and effect and not be terminated and, with respect to clause (ii) above, shall remain in full force and effect and not be terminated until the earlier of the date on which such Notes are resold or the expiration of 90 days from such termination; provided, however that with respect to clause (ii) above, the Company may repurchase any such Notes from the Agents at the net price sold to the Agents on original issuance and thereby terminate its obligations hereunder; and (c) if the Company shall terminate this Agreement within six months of the date hereof, other than as a result of a breach hereof by an Agent, the Company shall be obligated, in addition to any matters covered by clauses (a) and (b) of this Section 8, to reimburse the Agents for the reasonable out-of-pocket expenses incurred by the Agents in connection with the execution of this Agreement and the offering and sale of Notes including, but not limited to, the reasonable fees and expenses of one counsel for the Agents in connection with the establishment of the program contemplated hereby.

         9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agents or the Company or any of the officers, directors or controlling persons referred to in section 7 hereof, and will survive delivery of and payment for the Notes, and the indemnity agreement contained in Section 7 hereof shall survive any termination of this Agreement.

         10. Grant of License.

         (a) Grant of Non-Exclusive License. Upon the terms and conditions hereinafter set forth, the Purchasing Agent hereby grants to the Company and to each other Agent (for purposes of this Section 10, each such party is referred to as a "Licensee") and each Licensee hereby accepts a non-exclusive, non-transferable (except as provided under paragraph (f) hereunder) license to use the service marks owned by the Purchasing Agent in respect of the names "General Term Notes" and "GTN" that it has used in connection with its business activities, and in which the Purchasing Agent asserts common law interests (hereinafter referred to collectively as "Marks") in connection with such Licensee's furtherance of this Agreement, including use of such Marks as part of such Licensee's marketing materials or other similar uses. No Licensee shall have any interest in or right to use the Marks except as set forth herein.

         (b) Non-Exclusivity of License. Nothing in this Section 10 shall prevent the Purchasing Agent from granting any other license for the use of the Marks or from utilizing the Marks or permitting the Marks to be utilized by others in any manner whatsoever.

         (c) Term. The term of this license shall continue in force as to the Purchasing Agent and (without regard to any other Licensee) (i) with respect to the Company, for so long as the Notes shall be outstanding and (ii) with respect to each other Agent, for as long as this Agreement or that Co-Agent Agreement between the Purchasing Agent and such Agent with respect to the Notes issued under this Agreement shall be in effect, in each case subject to earlier termination in accordance with the provisions of either this Agreement or any such Co-Agent Agreement, as the case may be.

         (d) Ownership of Marks. Each Licensee specifically acknowledges the Purchasing Agent's ownership rights in the Marks. In connection with the use of the Marks, no Licensee shall in any manner represent that it has any ownership in the Marks or any registrations thereof and agrees that nothing in this Agreement shall give such Licensee any ownership interest in any of the Marks other than the right to use the Marks in accordance with this Section 10.

         No Licensee will, during the term of this Section 10 or at any time thereafter, attack the validity of any of the Marks or the Purchasing Agent's interests therein, nor will any Licensee attack any application for registration of any of the Marks, or take any position contrary to that of the Purchasing Agent in any proceedings pertaining to registration of any of the Marks.

         Each Licensee shall, whether during or after the term of this Agreement, execute and deliver to the Purchasing Agent such documents as the Purchasing Agent may reasonably request to establish or confirm the Purchasing Agent's ownership interest in the Marks.

         (e) Quality Control and Regulatory Compliance. Each Licensee agrees that it will make no use of the Marks that would tend to reflect adversely upon the Purchasing Agent, its business reputation, the GTN business and/or market, or would violate or reflect adversely upon the Purchasing Agent with regard to the Commission, the NASD or any other governmental authority or securities association or other regulatory matters. The common law understanding of the reasonable man standard, given the facts and circumstances then facing such Licensee, its agents and employees, shall apply when making a determination pursuant to this paragraph (e). Any proposed use of the Marks outside of the terms contemplated by this Paragraph shall be submitted to the Purchasing Agent for its written approval prior to said proposed use.

         (f) Assignment of Sublicense by Licensee. This Section 10 and all rights and duties in and with respect to the Marks hereunder are personal to each Licensee and shall not, without the prior written consent of the Purchasing Agent, which consent may not be unreasonably withheld, be assigned, mortgaged, sublicensed or otherwise encumbered or transferred by such Licensee, except by operation of law. The Purchasing Agent may assign its rights under this Section 10 to any person or entity without the consent of any Licensee and upon such assignment the Purchasing Agent shall be relieved from any further liability under this Agreement. The Purchasing Agent shall furnish prior written notice of any such assignment to each Licensee.

         (g) Unauthorized Use. Each Licensee will notify the Purchasing Agent in writing of any unauthorized use of any of the Marks which come to such Licensee's attention.

         (h)      Indemnification; Infringement.

         (I) The Purchasing Agent hereby indemnifies each Licensee and holds it harmless from and against any loss, liability, penalty, deficiency, damage or out-of-pocket expense (including, without limitation, reasonable legal fees and expenses) which such Licensee may suffer, sustain or become subject to resulting from, arising out of or caused by any suit, action or proceeding brought by a third party claiming or alleging in any manner that the use of any of the Marks by such Licensee has infringed upon the rights of others; provided, however, that the Purchasing Agent shall not be liable or responsible to indemnify a Licensee if the claimed or alleged infringement results from such Licensee's violation of this Section 10 or bad faith, willful misfeasance or gross negligence.

         (II) Each Licensee will notify the Purchasing Agent promptly in writing of any claim that the use of any of the Marks infringes the rights of others, or of the institution of any legal actions or suits predicated upon such claimed infringement, and any such suit or action will be diligently defended at the sole expense of and under the sole control of the Purchasing Agent.

         (i)      Termination.

         (I) This Section 10 shall remain in effect throughout the term stated in paragraph (c) above until and unless it is earlier terminated pursuant to the terms of paragraph (i)(II) below.

         (II) This Section 10 may be terminated as to the Purchasing Agent and any Licensee (without regard to another Licensee) as follows:

                           A. By the Purchasing Agent in the event that such Licensee shall fail to perform any obligation imposed upon such Licensee by this Section 10 or violate any terms of this Section 10. The Purchasing Agent will give such Licensee written notice setting forth the particulars of any such breach and, unless such Licensee has cured such breach or is in the process of curing such breach, this Section 10 will terminate ten (10) days after receipt by such Licensee of such written notice. With respect to the Company, nothing in this paragraph shall be construed to require such Licensee to retire, redeem or repurchase any Notes issued by it pursuant to this Distribution Agreement, or successor Distribution Agreements, otherwise left outstanding in the event of termination hereunder.

                           B. With respect to each other Agent (and not as to the Company), in the event that any Co-Agent Agreement between the Purchasing Agent and such Agent/Licensee terminates for any reason, or in the event of its expiration, this Section 10 shall immediately and automatically terminate.


         (j) Effect of Termination or Expiration. On termination or expiration of this Section 10 all rights and licenses granted to each Licensee hereunder shall immediately and automatically terminate. In such event, each Licensee agrees to discontinue all uses of the Marks and any words confusingly similar thereto within ten (10) days of such termination or expiration. After such termination, no Licensee nor any affiliate of any Licensee shall allude in any public statement or advertisement to the Marks. Each Licensee agrees that it will at no future time adopt or use, without the Purchasing Agent's prior written consent, a word or mark which is reasonably likely to be similar to or confused with any of the Marks. The Purchasing Agent shall retain sole authority and control over all of the Marks, and all rights in the Marks shall remain the property of the Purchasing Agent.

         (k) Royalty. The license granted herein shall be royalty-free.

         (l) Reservation of Rights in the Marks. Rights in the Marks, other than those specifically granted herein, are reserved by the Purchasing Agent for its own use. Upon the termination of this Section 10 for any reason whatsoever, all rights to the Marks shall revert to the Purchasing Agent without the necessity of any act on its part.

         (m) Unenforceable Provisions. If any provision or part of this Section 10 is declared unenforceable by a court of competent jurisdiction, each and every other provision, or part hereof, shall continue in full force and effect.

         (n) Waiver. The failure or delay of the Purchasing Agent or any Licensee to insist upon the performance of any of the terms and conditions of this Section 10 or to exercise or enforce any right or obligation herein conferred, shall not be construed to be a waiver of any such terms, conditions, rights or obligations and either party may, within the time provided by applicable law, take measures to enforce any or all such rights and obligations.

         (o) Remedies. In the event of the breach or default in the terms of this Section 10 by the Purchasing Agent or any Licensee, the non-breaching or non-defaulting party shall be entitled to all legal and equitable remedies provided by law.

The Purchasing Agent and each Licensee agree that damages may be insufficient to compensate the Purchasing Agent in the event that any of the terms of this
Section 10 are not complied with, and therefore, agree that in such event, the Purchasing Agent may seek injunctive relief and specific performance of the terms hereof, in addition to all other rights or remedies, and that to obtain such an injunction the Purchasing Agent shall not be required to show any actual damage or to post any bond or other security.

         11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Company, will be mailed or delivered or sent by facsimile transmission or telegraph and confirmed to it at CMS Energy Corporation, Fairlane Plaza South, 330 Town Center Drive, Suite 1000, Dearborn, Michigan 48126, attention: Alan M. Wright, Senior Vice President and Chief Financial Officer, facsimile transmission number (313) 436-9258, and if sent to any of the Agents, will be mailed or delivered or sent by facsimile transmission or telegraph and confirmed to them at their respective addresses and facsimile transmission numbers, as follows: if to J. W. Korth & Company, to it at 32841 Middlebelt Road, Suite 400, Farmington Hills, Michigan 48334, attention: Robert W. Haun, facsimile transmission number (248) 855-0805. Any party hereto may change its address or facsimile number set out in this Section 11 by a notice given to the other parties in accordance herewith.

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The term "successors" as used in this Agreement shall not include a purchaser, as such purchaser, of Notes from any Agent or from any selected dealer acting through such Agent.

         13. Applicable Law. This Agreement and each Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction, except that Section 10 of this Agreement will be governed by and construed in accordance with the laws of the State of Michigan.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

 .0 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                              Very truly yours,

                                              CMS Energy Corporation


                                              By:
                                                  --------------------------
                                              Name:  Alan M. Wright
                                              Title: Senior Vice President and
                                                     Chief Financial Officer




The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

J. W. KORTH & COMPANY


By:
    --------------------------
 Name:
 Title:

                                                                       EXHIBIT A

                             CMS Energy Corporation

                         Note Administrative Procedures
                                October   , 2000


         The General Term Notes(R), Series F (the "Notes") of CMS Energy Corporation (the "Company") are being offered on a continuous basis. The Notes are being offered by J. W. Korth & Company (the "Purchasing Agent") and such other agents as may be designated by the Company from time to time (collectively, the "Agents") pursuant to a Distribution Agreement among the Company and the Agents dated as of the date hereof (the "Distribution Agreement") and one or more terms agreements substantially in the form attached to the Distribution Agreement as Exhibit B (each, a "Terms Agreement"). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) to (i) customers of the Agents or (ii) selected broker-dealers for distribution to their customers pursuant to a Master Selected Dealers Agreement (a "Dealers Agreement") attached hereto as Schedule I. The Notes have been registered with the Securities and Exchange Commission (the "Commission") and will be issued under an Indenture dated as of January 15, 1994 as supplemented by a First Supplemental Indenture dated as of January 20, 1994, a Second Supplemental Indenture dated as of March 19, 1996, a Third Supplemental Indenture dated as of March 17, 1997, a Fourth Supplemental Indenture dated as of September 17, 1997 and a Fifth Supplemental Indenture dated as of August 26,
1998 and a Sixth Supplemental Indenture dated as of October   , 2000 (the
"Indenture") between the Company and The Chase Manhattan Bank (the "Trustee"). Terms used herein but not defined herein shall have the meanings assigned to them in the Indenture, unless otherwise required by the context.

         The Notes will be issued only in fully registered form without coupons, and each tranche of the Notes (a "Tranche") will have the annual interest rate, maturity and other terms set forth in a Pricing Supplement (as defined in the Distribution Agreement). Each Tranche will be represented by (i) one or more global certificates (each, a "Global Certificate") without coupons registered in the name of the nominee of the depositary, The Depository Trust Company, or any successor depositary selected by the Company ("DTC", which term, as used herein, includes any successor depositary selected by the Company), representing up to $300,000,000 principal amount of all such Notes that have the same interest rate and Stated Maturity or (ii) one or more certificates ("Individual Certificates") registered in the name of, and delivered to, the Holder thereof or a Person designated by such Holder. Each Global Certificate representing all or part of a Tranche will be delivered to the Trustee, as custodian for DTC, and each of the Notes in such Tranche (a "Book-Entry Note") will be recorded in the book-entry system maintained by DTC. An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note except in the circumstances described in the Prospectus (as defined in the Distribution Agreement).

--------

(R)Registered servicemark of J. W. Korth & Company

         Administrative procedures to be followed in connection with, and certain specific terms of, the offering of Notes for sale by the Agents and the sale as a result thereof by the Company are stated below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, and notes represented by Individual Certificates ("Certificated Notes") will be issued in accordance with the administrative procedures set forth in
Part II hereof. The Company will advise the Purchasing Agent and the Trustee in writing of those persons handling administrative responsibilities with whom the Purchasing Agent and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery. To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture or the Distribution Agreement, the relevant provisions of the Notes, the Indenture and the Distribution Agreement shall control. To the extent the Notes, if any, are sold through the Agents, acting as agents and not as principals, the following procedures shall be modified as necessary to reflect that sale.

PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

Procedure for Rate              The Company and the Purchasing Agent will
Setting and Posting:            discuss from time to time the aggregate
                                principal amount and maturities of, and the interest rates to be borne by, each Tranche of Book-Entry Notes that may be purchased by the Purchasing Agent.

                                If the Company decides to set aggregate
                                principal amounts and maturities of, and rates to be borne by, any Tranche to be purchased by the Purchasing Agent (the setting of such amounts, maturities and rates by the Company to be referred to herein as a "Posting"), or if the Company decides to change amounts, maturities or rates previously posted, the Company will promptly advise the Purchasing Agent of the amounts, maturities and rates to be posted. The Purchasing Agent will thereafter promptly advise the other Agents of the amount, maturities and rates to be posted.

Offering of Notes:              In the event that there is a Posting, each of
                                the Agents will communicate the aggregate principal amount and maturities of, and the interest rates to be borne by, each Tranche that is the subject of the Posting to each of the broker-dealers (the "Dealers") that has entered into a Dealers Agreement with such Agent and, pursuant to such Dealers Agreement, will solicit offers to purchase the Notes in the Tranche from the Dealers.

Purchase of Notes by            The Purchasing Agent will, no later than 4 P.M.

the Purchasing                  (Eastern time) on the sixth day subsequent to
Agent:                          the day on which such Posting occurs, or if such
                                sixth day is not a day on which commercial banks in New York City are not required or authorized to be closed (such a day, a "Business Day"), on the next succeeding Business Day, or on such later Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a "Trade Date"), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each Tranche that the Purchasing Agent is offering to purchase (and the amount of such Notes which have been solicited by each Agent) or (ii) inform the Company that none of the Notes of a particular Tranche will be purchased by the Purchasing Agent. Immediately upon receipt of a completed and executed Terms
                                Agreement from the Purchasing Agent, the Company will (i) execute and deliver such Terms
                                Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular Tranche has been rejected. The Purchasing Agent will immediately inform the other Agents of the action taken by the Company.

Preparation of                  If any offer by the Purchasing Agent to purchase
Pricing Supplement:             Notes is accepted by or on behalf of the
                                Company, the Company, with the approval of each Agent, will prepare a Pricing Supplement reflecting the terms of each Tranche and will arrange to have the Pricing Supplement filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), and will supply one copy of such Pricing
                                Supplement to each Agent and to the Trustee.
                                Each Agent will deliver, or will cause to be delivered, copies of the applicable Pricing
                                Supplement to (i) each of the Dealers that purchased such Notes pursuant to a Dealers
                                Agreement in sufficient amounts so that a copy of the applicable Pricing Supplement can be delivered to each such Dealer and each purchaser of Notes from such Dealer and (ii) each purchaser of Notes from such Agent (other than such Dealers).

                                In each instance that a Pricing Supplement is prepared, each of the Agents will affix, or will cause to be affixed, copies of the Pricing Supplement to the Prospectus prior to their distribution to purchasers of the Notes from such Agent (other than Dealers that are purchasers of Notes from such Agent with a view to their distribution pursuant to a Dealers Agreement) and will be responsible for determining that Dealers purchasing Notes from such Agent have sufficient copies of the most current version of the Pricing Supplement and the related Prospectus to deliver copies of such Pricing Supplement attached to the Prospectus to every purchaser of the Notes, as appropriate. The Agent and the Dealers will destroy any Pricing Supplements, and any Prospectuses to which they are attached (other than those retained for files), that remain in their possession after Pricing Supplements have been delivered to the purchasers of Notes.

Delivery of                     A copy of the Prospectus and a Pricing
Prospectus:                     Supplement relating to a Book-Entry Note must
                                accompany or precede any written offer of such Note, confirmation of the purchase of such Note and payment for such Note by its purchaser
                                (other than an Agent or Dealer). Each of the Agents and the Dealers will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by any of them, along with a confirmation of sale, to each purchaser on the Business Day immediately following the Trade Date.

Issuance:                       On the Settlement Date (as defined in the
                                Distribution Agreement) for each Tranche sold pursuant to the Distribution Agreement, the Company will issue and will cause the Trustee to authenticate one or more Global Certificates.
                                Each Global Certificate will be dated and issued as of the date of its authentication by the Trustee.

Registration:                   Each Global Certificate will be registered in
                                the name of CEDE & CO., as nominee for DTC, on the Securities Register. The beneficial owner of a Book-Entry Note (or an indirect participant in DTC designated by such owner) will designate a participant in DTC (with respect to such Note, the "Participant") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by the Participant, a credit balance indicating that the Participant is the record holder of the Note. The ownership interest of the beneficial owner in such Note will be recorded through the records of the Participant or through the separate records of the Participant and an indirect participant in DTC.

Denominations:                  Book-Entry Notes will be issued in principal
                                amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.
                                Global Certificates will be denominated in principal amounts not in excess of $150,000,000.
                                If a Tranche having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Certificate, then one Global
                                Certificate will be authenticated and issued to represent each $150,000,000 principal amount of such Tranche and an additional Global
                                Certificate will be authenticated and issued to represent any remaining principal amount of such Tranche. In such a case, each of the Global
                                Securities representing such Book-Entry Notes or Notes shall be assigned the same CUSIP number.

Settlement:                     The receipt by the Company of immediately
                                available funds in payment for a Tranche and the authentication and issuance of the Global
                                Certificate(s) representing such Tranche shall constitute "Settlement" with respect to the Notes constituting such Tranche. The Settlement
                                Date with respect to any purchase of Book-Entry
                                Notes from the Company by the Purchasing Agent will be a date on or before the fifth Business
                                Day next succeeding the Trade Date, unless otherwise agreed by each Agent and the Company and specified in the applicable Terms Agreement.

Settlement                      The following Settlement Procedures will be
Procedures:                     performed by the Company, the Trustee, each
                                Agent and each of the Dealers with regard to each Tranche of Book-Entry Notes issued by the Company on a Trade Date:

                                A.  The Purchasing Agent will advise the
                                    Company in writing of the following
                                    settlement information:

                                    1.     Aggregate principal amount.
                                    2.     Stated maturity.
                                    3.     Interest rate.
                                    4.     Monthly, quarterly or semi-annual
                                           interest payments.
                                    5.     Settlement date.
                                    6.     Agents' price.
                                    7.     Dealers' selling concession.
                                    8.     Optional Redemption (if any).
                                    9.     Survivor's Option (if any).

                                B.  The Company will advise the Trustee by
                                    telephone (confirmed in writing at any
                                    time on the same date) or electronic
                                    transmission (i) of the information set
                                    forth in Settlement Procedure "A" above,
                                    (ii) that the Notes are Book-Entry Notes and (iii) confirm the identity of the Purchasing Agent as purchaser.

                                C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Agents and Standard & Poor's Corporation:

                                    1.     The information set forth in
                                           Settlement Procedure "A".
                                    2.     Initial Interest Payment Date for
                                           such Tranche of Notes, number of days
                                           by which such date succeeds the
                                           related Regular Record Date and
                                           amount of interest payable on such
                                           Interest Payment Date.
                                    3.     CUSIP number of the Global
                                           Certificate(s) representing such
                                           Tranche of Notes.
                                    4.     Whether such Global Certificates(s)
                                           will represent any other Tranche of
                                           Book- Entry Notes (to the extent
                                           known at such time).

                                D.  The Trustee will complete the Global
                                    Certificate(s) representing such Tranche or the Company will prepare and deliver to the Trustee a completed Global Certificate representing such Tranche.

                                E.  The Trustee will authenticate the Global
                                    Certificate(s) representing such Tranche.

                                F.  DTC will credit such Tranche to the
                                    Trustee's participant account at DTC.

                                G.  The Trustee will enter a Same-Day Funds
                                    Settlement System ("SDFS") deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Tranche to the Trustee's participant account and credit the Notes belonging to such Tranche to the Purchasing Agent's participant account and
                                    (ii) debit the Purchasing Agent's settlement account and credit the Trustee's settlement account for an amount equal to the aggregate principal amount of such Notes, less the underwriting discount. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Certificate(s) representing such Book-Entry Notes has or have been issued and authenticated and (ii) the Trustee is holding such Global Certificate(s) pursuant to the Letter of Representations with respect to such Notes between the Company, the Trustee and DTC.

                                H.  The Purchasing Agent will enter an SDFS
                                    deliver order through DTC's Participant
                                    Terminal System instructing DTC (i) to debit
                                    Notes received from the Trustee pursuant to settlement procedure "G" above to the Purchasing Agent's participant account and to credit such Notes to the participant accounts of Participants (including other Agents) that (A) will hold such Notes as Dealers that purchased the Notes from the Purchasing Agent pursuant to a Dealers Agreement or as representatives of such Dealers or (B) will hold the Notes on behalf of a purchaser of the Notes from the Purchasing Agent (other than such Dealers),
                                    (ii) in the case of Participants that will hold the Notes as described in (A) above, to debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent for an amount equal to the aggregate principal amount of such Notes, less the applicable selling concession, and, (iii) in the case of Participants that will hold the Notes as described in (B) above, to debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent for an amount equal to the aggregate principal amount of such Notes.

                                I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                                J. The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "G".

Settlement                      Settlement Procedures "A" through "J" set forth
Procedures                      above shall be completed as soon as possible but
Timetable:                      not later than the respective times (Eastern
                                time) set forth below, or such later time as may be agreed upon by the Company and the Purchasing
                                Agent:



                                Settlement
                                Procedure           Time

                                         A          4:00 P.M. on the Trade Date

                                         B          5:00 P.M. on the Trade Date

                                         C          2:00 P.M. on the Business
                                                    Day before Settlement Date

                                         D          3:00 P.M. on
                                                    Business Day before
                                                    Settlement Date

                                         E          9:00 A.M. on Settlement Date

                                         F          10:00 A.M. on Settlement
                                                    Date

                                         G-H        2:00 P.M. on Settlement Date

                                         I          4:45 P.M. on Settlement Date

                                         J          5:00 P.M. on Settlement Date

                                Settlement Procedure "I" is subject to extension in accordance with the events specified in SDFS operating procedures in effect on the Settlement Date.

                                If Settlement of a Tranche of Book-Entry Notes is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. (Eastern time) on the Business Day immediately preceding the scheduled Settlement Date.

Trustee Not to Risk             Nothing herein shall be deemed to require the
Funds:                          Trustee to risk or expend its own funds in
                                connection with any payment to the Company, or the Purchasing Agent or any Dealer, it being understood by all parties that payments made by the Trustee to the Company or the Purchasing
                                Agent shall be made only to the extent that funds are provided to such Trustee for such purpose.

Authenticity of                 The Company will cause the Trustee to furnish
Signatures:                     the Agents from time to time with specimen
                                signatures of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Global Certificates, but the Agents will not have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Global Certificate.

           PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

         The Trustee will serve as registrar and transfer agent in connection with the Certificated Notes.

Procedure for Rate              The Company and the Purchasing Agent will
Setting and Posting:            discuss from time to time the aggregate
                                principal amount and maturities of, and the interest rates to be borne by, each Tranche of Certificated Notes that may be purchased by the Purchasing Agent.

                                If the Company decides to set aggregate
                                principal amounts and maturities of, and rates to be borne by, any Tranche to be purchased by the Purchasing Agent (the setting of such amounts, maturities and rates to be referred to herein as "Posting"), or if the Company decides to change amounts, maturities or rates previously posted, the Company will promptly advise the Purchasing Agent of the amounts, maturities and rates to be posted. The Purchasing Agent will thereafter promptly advise the other Agents of the amounts, maturities, and rates to be posted.

Offering of Notes:              In the event that there is a Posting, each of
                                the Agents will communicate the aggregate principal amount and maturities of, and the interest rates to be borne by, each Tranche of Certificated Notes that is the subject of the Posting to each of the broker-dealers (the
                                "Dealers") that have entered into a Dealers
                                Agreement with such Agent and pursuant to such Dealers Agreement, will solicit offers to purchase the Notes in the Tranche from the Dealers.

Purchase of Notes by            The Purchasing Agent will, no later than 4 P.M.
the Purchasing Agent:           (Eastern time) on the sixth day subsequent to
                                the day on which such Posting occurs, or if such sixth day is not a Business Day, on the next succeeding Business Day, or on such later day and time as shall be mutually agreed upon by the Company and the Agents (any such day a "Trade
                                Date"), (i) complete, execute and deliver a Terms Agreement that sets forth, among other things, the amount of each Tranche that the Purchasing Agent is offering to purchase (and the amount of such Notes which have been solicited by each Agent) or (ii) inform the Company that none of the Notes of a particular Tranche will be purchased by the Purchasing Agent. Immediately upon receipt of a completed and executed Terms
                                Agreement from the Purchasing Agent, the Company will (i) execute and deliver such Terms
                                Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular Tranche has been rejected. The Purchasing Agent will immediately inform the other Agents of the action taken by the Company.

Preparation of                  If any offer by the Purchasing Agent to purchase
Pricing Supplement:             Notes is accepted by or on behalf of the
                                Company, the Company, with the approval of each Agent, will prepare a Pricing Supplement reflecting the terms of each Tranche and will arrange to have the Pricing Supplement filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act of 1933, as amended (the "Act") and will supply one copy of such Pricing
                                Supplement to each Agent and to the Trustee.
                                Each Agent will deliver, or will cause to be delivered, copies of the applicable Pricing
                                Supplement to (i) each of the Dealers that purchased such Notes pursuant to a Dealers
                                Agreement in sufficient amounts so that a copy of the Pricing Supplement can be delivered to each such Dealer and each purchaser of Notes from such Dealer and (ii) each purchaser of Notes from such Agent (other than such Dealers).

                                In each instance that a Pricing Supplement is prepared, each of the Agents will affix, or will cause to be affixed, copies of the Pricing Supplement to the Prospectus prior to their distribution to purchasers of the Notes from such Agent (other than Dealers that are purchasing Notes from such Agent with a view to their distribution pursuant to a Dealers Agreement) and will be responsible for determining that Dealers purchasing Notes from such Agent have sufficient copies of the most current version of the Pricing Supplement and the related Prospectus to deliver copies of such Pricing Supplement attached to the Prospectus to every purchaser of the Notes, as appropriate. The Agents and the Dealers will destroy any Pricing Supplements, and any Prospectus to which they are attached (other than those retained for files), that remain in their possession after Pricing Supplements have been delivered to the purchasers of Notes.

Delivery of                     A copy of the Prospectus and a Pricing
Prospectus:                     Supplement relating to a Certificated Note must
                                accompany or precede any written offer of such Note, confirmation of the purchase of such Note and payment for such Note by its purchaser
                                (other than an Agent or Dealer). Each of the Agents and the Dealers will deliver a Prospectus and Pricing Supplement as herein described with respect to each Certificated Note sold by any of them, along with a confirmation of sale, to each purchaser on the Business Day immediately following the Trade Date.

Issuance:                       On the Settlement Date (as defined in the
                                Distribution Agreement) for each Tranche sold pursuant to the Distribution Agreement, the Company will issue and will cause the Trustee to authenticate Individual Certificates representing the Notes in the Tranche. Each
                                Individual Certificate will be dated and issued as of the date of its authentication by the Trustee.

Registration:                   Certificated Notes will be issued only in fully
                                registered form without coupons.

Denominations:                  The denomination of any Certificated Note will
                                be a minimum of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

Settlement:                     The Settlement Date with respect to any purchase
                                of Certificated Notes from the Company by the Purchasing Agent will be a date on or before the fifth day that is a Business Day next succeeding the Trade Date, unless otherwise agreed by each Agent and the Company and specified in the applicable Terms Agreement. The Company will instruct the Trustee to effect delivery of Certificated Notes no later than 3:00 P.M.,
                                Eastern time, on the Settlement Date to the Purchasing Agent.

Settlement                      The following Settlement Procedures will be
Procedures:                     performed by the Company, the Trustee, each
                                Agent
                                and each of the Dealers with regard to each Tranche of Certificated Notes issued by the Company on a Trade Date:

                                A. The Purchasing Agent will advise the Company in writing of the following settlement information:

                                    1.     Aggregate principal amount.
                                    2.     Stated maturity.
                                    3.     Interest rate.
                                    4.     Monthly, quarterly or semi-annual
                                           interest payments.
                                    5.     Settlement date.
                                    6.     Agents' price.
                                    7.     Dealers' selling concession.
                                    8.     Optional Redemption (if any).
                                    9.     Survivor's Option (if any).

                                B.  The Company will advise the Trustee by
                                    telephone (confirmed in writing at any time on the same date) or electronic transmission
                                    (i) of the information set forth in
                                    Settlement Procedure "A" above, (ii) that the Notes are Certificated Notes and (iii) confirm the identity of the Purchasing Agent as purchaser.

                                C.  The Trustee will complete the Individual
                                    Certificates representing such Tranche or the Company will prepare and deliver to the Trustee completed Individual Certificates representing such Tranche.

                                D. The Trustee will authenticate the Individual Certificates representing such Tranche.

                                E. Delivery of each Certificated Note by the Trustee will be made when the Trustee receives notice from the Company that it has received payment from the Purchasing Agent of an amount in immediately available funds equal to the face value of such Certificated Note less such Agent's discount.

Settlement                      Settlement Procedures "A" through "E" set forth

Procedures                      above shall be completed as soon as possible but
Timetable:                      not later than the respective times (Eastern
                                time) set forth below, or such later time as may be agreed upon by the Company and the purchasing
                                Agent(s):

                                Settlement
                                Procedure           Time

                                         A-B        3:00 P.M. on Business Day
                                                    before Settlement Date

                                         C-D        2:15 P.M. on Settlement Date

                                         E          3:00 P.M. on Settlement Date

Trustee Not to Risk             Nothing herein shall be deemed to require the
Funds:                          Trustee to risk or expend its own funds in
                                connection with any payment to the Company, or the Purchasing Agent or any Dealer, it being understood by all parties that payments made by the Trustee to the Company or the Purchasing
                                Agent shall be made only to the extent that funds are provided to such Trustee for such purpose.

Authenticity of                 The Company will cause the Trustee to furnish
Signatures:                     The Company will cause the Trustee to furnish
                                the Agents from time to time with specimen signatures of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Certificated Notes, but the Agents will not have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Certificated Note.

                                   SCHEDULE I


                       [J. W. Korth & Company Letterhead]



                    Form of Master Selected Dealers Agreement



[Name of Dealer]
[Dealer's Address]

Dear Sirs:

                  In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

                  1. Applicability of this Agreement. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities"), pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein J. W. Korth & Company (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an "Offering". In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

                  2. Conditions of Offering: Acceptance and Purchases. Any Offering will be subject to delivery of the Securities and their acceptance by us and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by telegram, telex or other form of written communication ("Written Communication", which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in
Section 3(c) hereof)
of any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to J. W. Korth & Company, 32841 Middlebelt Road, Suite 400, Farmington Hills, Michigan 48334 (Telecopy: (248) 855-0805). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day's prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in New York Clearing House funds to the order of J. W. Korth & Company, 32841 Middlebelt Road, Suite 400, Farmington Hills, Michigan 48334, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

                  3.   Representations, Warranties and Agreements.

                  (a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act ("Registered Offering"), we shall provide you with such number of copies of each preliminary prospectus and of the final prospectus relating thereto as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the applicable rules and regulations of the Securities and Exchange Commission thereunder. You represent and warrant that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and, when furnished with copies of any revised preliminary prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus. You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

                  (b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circular by brokers or dealers. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

                  (c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "Public Offering Price", the "Concession" and the "Reallowance". With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 4 hereof, you agree to offer Securities to the public only at the Public Offering Price, except that if a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in connection with distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by section 24(c) of Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") and who are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 3(e) hereof.

                  (d) Over-allotment; Stabilization: Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.

                  (e) NASD. You represent and warrant that you are actually engaged in the investment banking or securities business and either a member in good standing of the NASD or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the NASD's interpretation with respect to free riding and withholding. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to such Offering.

                  You agree that, in connection with any purchase or sale of the Securities wherein a selling concession, discount or other allowance is received or granted, (1) you will comply with the provisions of section 24 of Article II(c) of the NASD's Rules of Fair Practice and (2) if you are a non-NASD member broker or dealer in a foreign country, you will also comply (a) as though you were an NASD member, with the provision of sections 8 and 36 thereof and (b) with section 25 thereof as that section applies to a non-NASD member broker or dealer in a foreign country.

                  You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

                  (f) Relationship among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. You are not authorized to act as agent for us, any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

                  (g) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

                  (h) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3(b) hereof.

                  4. Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in
Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.


                  5. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section l hereof, and the respective successors and assigns of each of them.

                  6. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of [New York] [Michigan].

                  Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in

Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

                                     Very truly yours,


                                     J. W. Korth & Company


                                     By:
                                        -------------------------------
                                          Name:
                                          Title:


CONFIRMED:                                                  , 19
           -------------------------------------------------     ---------


--------------------------------------------------------------------------
                 (Name of Dealer)

By:
   -----------------------------------------------------------------------
           (Sign name and print title)

                                                                       EXHIBIT B

                                 NAME OF ISSUER

                         General Term Notes(R), Series F

          Due From Nine Months to Twenty-Five Years from Date of Issue

                                 TERMS AGREEMENT

                                                                          , 200
CMS Energy Corporation
Fairlane Plaza South
330 Town Center Drive
Suite 1000
Dearborn, Michigan  48126
Attention:

         Subject in all respects to the terms and conditions of the Distribution
Agreement dated October , 2000, among J. W. Korth & Company,           and you
(the "Agreement"), the undersigned agrees to purchase the following Notes of CMS Energy Corporation:

CUSIP:

Aggregate Principal Amount:

Interest Rate:

Interest Payment Date(s) (Monthly or Otherwise):

Stated Maturity Date:

Price to Public:            % of Principal Amount
                  ----------

Purchase Price:             % of Principal Amount
                  ----------
Selling Concession:

Settlement Date and Time:

Survivor's Option:


-------------------
(R)Registered servicemark of J. W. Korth & Company

Optional Redemption, if any:

         Initial Redemption Date:

         Redemption Price: initially     % of Principal Amount and declining by
              % of the Principal Amount on each anniversary of the Initial Redemption Date until the Redemption Price is 100% of the Principal Amount.

         Place for Delivery of Notes and Payment Therefor:

         Method of Payment:

                                                                                                  Principal Amount
                                                                                                 of Notes Solicited
         Agents                                                                                     by Such Agent
         ------                                                                                   -----------------
         J. W. Korth & Company.........................................                          $
                                                                                                  -----------------

                               ........................................                          $
         ----------------------                                                                   -----------------

         Total.......................................$
                                                      =================


Modification, if any, in the requirements to deliver the documents specified in
Section 6(B)(b) of the Agreement:

         Other Provisions:


                                             J.W. KORTH & COMPANY

                                             By:
                                                ----------------------------
                                                Title:
                                                      ----------------------


Accepted:

CMS ENERGY CORPORATION

By:
   ------------------------------
   Title:
         ------------------------

                                                                       EXHIBIT C



                    SUGGESTED FORMS OF OPINIONS OF COUNSEL TO
                                   THE COMPANY


         The opinion or opinions of counsel to the Company, to be delivered pursuant to Section 4(i), 6(A)(b) or 6(B) of the Distribution Agreement, shall be to the effect and subject to the qualifications and limitations set forth below. In addition, any such opinion shall cover such other matters as the Agents may reasonably require. All references to the "Registration Statement" shall be to the Registration Statement as amended as of the date of such opinion or opinions, and all references to the "Prospectus" shall be to the Prospectus as amended and supplemented as of the date of such opinion or opinions, in each case except as expressly provided therein.

                     [Opinion of Michael D. VanHemert, Esq.,
              Assistant General Counsel to CMS Energy Corporation]

                                                                  October , 2000
J.W. Korth & Company
32841 Middlebelt Road
Suite 400
Farmington Hills, Michigan  48334

            Re:      CMS Energy Corporation
                     General Term Notes(R), Series F

Ladies and Gentlemen:

         I address this opinion to you in connection with the Distribution Agreement dated October , 2000 (the "Distribution Agreement") between you and CMS Energy Corporation, a Michigan corporation (the "Company"), pursuant to which the Company has engaged you as its agent[s] to, among other things, solicit and receive offers to purchase from time to time up to $300,000,000 aggregate principal amount of the Company's General Term Notes(R), Series F (the "Notes"), on the terms and subject to the conditions set forth in the Distribution Agreement. The Notes will be issued under the Indenture dated as of January 15, 1994 between the Company and The Chase Manhattan Bank, as trustee, as amended and supplemented by certain supplemental indentures thereto including the Sixth Supplemental Indenture dated as of October , 2000 relating to the Notes (the Indenture as so amended and supplemented is hereinafter referred to as the "Indenture"). Capitalized terms not defined herein have the meanings specified in the Distribution Agreement.

         In rendering the opinions expressed below, I or attorneys acting under my supervision, have examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and corporate officers and such other papers and evidence as I or we have deemed relevant and necessary as a basis for such opinions. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity with the original documents of any copies thereof submitted to us for my examination. We have further assumed without investigation that each document submitted to us for review and relied upon for this opinion is accurate and complete as of the date given to the date hereof. We have also relied upon representations and warranties as to factual matters contained in and made pursuant to the Distribution Agreement.

-------------------
(R)Registered Servicemark of J.W. Korth & Company

         Whenever the opinion herein with respect to the existence or absence of facts is indicated to be based on my knowledge, it is intended to signify that during the course of my representation of the Company or that of the attorneys acting under my direct supervision who have an active involvement in the transaction contemplated by the Distribution Agreement, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts contrary to such opinion or statement.

         Pursuant to the requirements of Section 6(A)(b) of the Distribution Agreement, this will advise you that in the opinion of the undersigned:

1. The Company is duly incorporated and validly existing and in good standing under the laws of the State of Michigan and has the corporate power and corporate authority to own or lease its properties and conduct its business as described in the Prospectus as amended or supplemented.

2. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each State of the United States in which its business requires it to be qualified except where the failure to so qualify could not reasonably be expected to materially and adversely affect the business, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole.

3. Each significant subsidiary (as defined in the Distribution Agreement) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and corporate authority to own or lease its properties and conduct its business as described in the Prospectus, as amended or supplemented, and has been duly qualified as a foreign corporation for the transaction of business in and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, in which the failure to so qualify and be in good standing would materially and adversely affect the business, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole.

4. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Notes, the Indenture, the Distribution Agreement and any Terms Agreement with respect to a series of the Notes have been duly authorized by the Company; and the Distribution Agreement has been duly authorized, executed and delivered by the Company.

5. The Indenture has been duly authorized, qualified under the Trust Indenture Act, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

6. The Notes have been duly authorized, and, when the particular terms of any Notes to be issued have been established in accordance with the provisions of the Indenture and such Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasing Agent in accordance with the terms of the Distribution Agreement and the applicable Terms Agreement, such Notes will be entitled to the benefits provided by the Indenture and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

7. The Registration Statement is effective under the Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and no proceedings for such purpose have been initiated or threatened by the Commission.

8. The Registration Statement, as of its effective date, and the Prospectus and each amendment or supplement thereto as of its issue date (in each case, other than the operating statistics, the financial statements and the notes thereto, the financial schedules, and any other financial and statistical data included or incorporated by reference therein, as to which I express no opinion), complied as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder.

9. Each of the documents incorporated by reference in the Registration Statement or the Prospectus at the time they were filed or last amended (other than the financial statements and the notes thereto, the financial schedules, and any other financial or statistical data included or incorporated by reference therein, as to which I express no opinion) complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder.

10. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus; and the information in the Registration Statement and the Prospectus under the caption "Description of General Term Notes(R)," to the extent that it constitutes summaries of the terms of the Notes or the Indenture, is accurate in all material respects.

11. The descriptions in the Registration Statement and the Prospectus and each amendment or supplement thereto of franchises, regulations, statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown and I do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus or any amendment or supplement thereto that are not so described (or the descriptions of which are not incorporated by reference) or of any contracts or documents of a character required to be described in the

         Registration Statement or the Prospectus or any amendment or supplement thereto or to be filed as exhibits to the Registration Statement or any amendment thereto that are not so described (or the descriptions of which are not incorporated by reference) or so filed.

12. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Notes, the Indenture and the Distribution Agreement and the consummation of the transactions contemplated therein, to the best of my knowledge, will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound, and which breach or default would have a material adverse effect on the business, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole.

13. No consent, approval or authorization of, or registration, filing or declaration with, any federal or state governmental authority or other regulatory agency (other than those which have been obtained under the Act and the Trust Indenture Act and those which may be required under the securities or blue sky laws of various jurisdiction, as to which I express no opinion) is required for the valid authorization, issuance, sale and delivery of the Notes as contemplated in the Distribution Agreement.

14. The Company timely filed with the Commission the appropriate exemption statement pursuant to Rule 2 under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), and accordingly, is exempt from provisions of the 1935 Act, except for Section 9(a)(2) thereof, subject to the right of the Commission acting pursuant to Rule 6 under the 1935 Act to revoke the exemption by notification to the Company. To my knowledge, the Company has received no such notification from the Commission.

15. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

16. In any action or proceeding arising out of or relating to the Indenture, the Notes, the Distribution Agreement and any Terms Agreement or any other related document to which the Company is, or is to be, a party in any Michigan state court or any Federal court sitting in the State of Michigan, such court would recognize and give effect to the provisions of the Indenture, the Notes and the Distribution Agreement or any other related document, as the case may be, wherein the parties thereto agree that the Indenture, the Notes, the Distribution Agreement and any Terms Agreement or any other related document, as the case may be, shall be governed by, and construed in accordance with, the laws of the State of New York, except in the case of those provisions set forth in the Indenture, the Notes, the Distribution Agreement and any Terms Agreement or any other related document the enforcement of which would contravene a fundamental policy of the State of Michigan. In the course of my review of the Indenture, the Notes, the Distribution Agreement and any Terms Agreement or any other related document, nothing has come to my attention to indicate that any of such provisions would do so.

17. Nothing has come to my attention which would lead me to believe that the Registration Statement or any amendment thereto (except for the operating statistics, financial statements and the notes thereto, the financial schedules, and any other financial and statistical data included or incorporated by reference therein, as to which I express no opinion), when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, or modified by the filing of a document incorporated by reference therein (except as aforesaid), on its issue date and on the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         I am a member of the State Bar of Michigan and I do not express any opinion herein concerning any law other than the applicable federal laws of the United States and the laws of the States of Michigan and New York. Insofar as the opinions expressed herein in paragraphs 5 and 6 relate to or are dependent upon matters governed by the laws of the State of New York, I have relied upon the opinion, dated the date hereof, rendered by Skadden, Arps, Slate, Meagher & Flom LLP, which opinion is in form satisfactory to me.

         The opinion letter is furnished by me, as counsel to the Company, solely for the benefit of you, the addressees of this letter, in connection with the transaction referred to herein and may be relied upon only by you in such capacity. I consent to the reliance on this opinion of Skadden, Arps, Slate, Meagher & Flom LLP in its opinion to you of even date herewith pursuant to the Distribution Agreement. No one else may rely upon this opinion letter, nor may you release it or quote from it, nor may you rely upon it in any other capacity or employ it in any transaction other than the transaction discussed herein, without my prior written consent.

                                          Very truly yours,

                                                                       EXHIBIT D



                                FORM OF LETTER OF
                     INDEPENDENT ACCOUNTANTS TO THE COMPANY

         All references to the "Registration Statement" shall be to the Registration Statement, as amended as of the date of such letter, and all references to the "Prospectus" shall be to the prospectus as amended or supplemented as of the date of such letter.

         (a) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

         (b) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respect with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Agents the ("Representatives");

         (c) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company of the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

         (d) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (i) the unaudited condensed consolidated statements
                  of income, consolidated balance sheets, common stockholders' equity and consolidated statements of cash flows included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles on a basis substantially consistent with that of the audited consolidated financial statements of the Company which have been incorporated by reference in the Registration Statement and Prospectus;

                           (ii) any other unaudited income statement data and
                  balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived;

                           (iii) the unaudited financial statements which were
                  not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in (a) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (b) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                           (iv) any unaudited pro forma consolidated condensed
                  financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (v) as of a specified date not more than five days
                  prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus, and sales of capital stock to employee benefit plans of the Company) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or net assets or other items specified by the Representatives, or any decrease in common stockholders' equity, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (vi) for the period from the date of the latest
                  financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (e) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

         (e) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (3) and (4) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                       EXHIBIT E

                             CMS ENERGY CORPORATION

                         GENERAL TERM NOTES(R), SERIES F

                                                                          , 2000
                                                                  ----- --

J. W. KORTH & COMPANY
32841 Middlebelt Road
Suite 400
Farmington Hills, Michigan  48334

[Insert Name Agent]

[Insert Name New Agent]

Dear Sirs:

         Reference is hereby made to the Distribution Agreement dated October , 2000 (the "Distribution Agreement"), a copy of which has previously been delivered to you, between CMS Energy Corporation, a Michigan corporation (the "Company"), and [each of] J. W. Korth & Company and [Insert Name Agent], with respect to the issue and sale by the Company of its General Term Notes(R), Series F (the "Notes"). Capitalized terms used herein without definition shall have the meanings assigned to them in the Distribution Agreement.

         Subject to the terms and conditions set forth in the Distribution Agreement, the Company hereby appoints [Insert Name New Agent] as agent of the Company for the purpose of soliciting and receiving offers to purchase the Notes, it being understood by all parties that, whenever the Company determines to sell Notes pursuant to the Distribution Agreement, such Notes shall be sold pursuant to a Terms Agreement between the Company and J. W. Korth & Company, as Purchasing Agent, purchasing such Notes as principal. In connection with such appointment, [Insert Name New Agent] is hereby entitled to the benefits and subject to the duties of an Agent under the terms and conditions of the Distribution Agreement (including the Procedures), which terms and conditions are hereby incorporated by reference as fully as if set forth herein. In connection with such appointment, [Insert Name New Agent] shall receive as of the date hereof: [To be agreed upon by the Company and the New Agent: (1) an opinion or opinions of counsel dated the date hereof to the effect set forth in
Section 6(A)(b) of the Distribution Agreement, (2) an officer's certificate of the Company, dated the date hereof, to the effect set forth in Section 6(A)(d) of the Distribution Agreement, (3) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated the date hereof to the effect set forth in Section 6(A)(c) of the Distribution Agreement, (4) a letter of Arthur Andersen LLP in form and substance satisfactory to [Insert Name New

-------------------
(R)Registered servicemark of J. W. Korth & Company

Agent] as to certain financial and statistical information included in or incorporated by reference in the Registration Statement or Prospectus, as amended or supplemented to the date hereof, and (5) other items reasonably requested], it being understood that [Insert Name New Agent] shall pay all costs and expenses incurred by it in connection with obtaining such documents.

         Any communication to the Agents hereunder or under the Distribution Agreement will be made in accordance with Section 11 of the Distribution Agreement, and will be mailed or delivered or sent by facsimile transmission or telegraph and confirmed to them at their respective addresses and facsimile transmission numbers as follows: (a) if to J. W. Korth & Company, to it at 32841 Middlebelt Road, Suite 400, Farmington Hills, Michigan 48334, attention: Robert
W. Haun, facsimile transmission number (248) 855-0805, (b) if to [Insert Name Agent], to it at [Insert Address Agent], attention: [Insert Name], facsimile transmission number [Insert Number] and (c) if to [Insert Name New Agent] to it at [Insert Address New Agent], attention: [Insert Name], facsimile transmission number [Insert New Agent Number].

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                           Very truly yours,

                                           CMS Energy Corporation

                                           By:
                                              ----------------------------

                                           Title:  Senior Vice President and
                                                     Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

J. W. KORTH & COMPANY


By:
    ------------------------

 Title:
       ---------------------


[INSERT NAME AGENT]

By:
    ------------------------

 Title:
        --------------------


[INSERT NAME NEW AGENT]

By:
    ------------------------

 Title:
        --------------------